EXHIBIT 10.20

                              FORBEARANCE AGREEMENT

     THIS FORBEARANCE AGREEMENT ("Agreement") is made as of the 10th day of August, 2001, by and between OWEN SEQUOIA, INC. ("Lender") and CAN CAL RESOURCES LIMITED ("Borrower").

                                R E C I T A L S:

     A. On or about February 12, 1998, Lender and Borrower entered into a Loan Agreement by and between Lender and Borrower ("Loan Agreement") whereby Lender was to loan Borrower $150,000 with interest to be paid on or before June 15, 1998.

     B. The Loan Agreement was subsequently modified whereby, inter alia, Lender loaned Borrower the principal sum of $77,500 plus interest which was all due and payable on or before July 31, 2001. The Borrower has paid the principal amount of $67,500.

     C. The remaining principal sum of $10,000.00 plus interest is now due and owing to Lender by Borrower.

     D. The Borrower has requested that Lender modify the existing documents and forbear from pursuing legal action regarding the default.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the Lender and Borrower agree as follows:

        1. Recitals. The Recitals are incorporated into and made a part of this Agreement.

        2. Capitalized Terms. Unless otherwise defined herein, capitalized terms shall have the same meaning as in the Loan Agreement, as amended.

        3. Modification of Existing Documents. The Loan Agreement, as amended, shall be modified as follows:

           a. Payment of $10,000 representing the remaining payment of principal plus all accrued interest which should have been made on or before July 31, 2001 which shall be added to the principal shall be paid on or before June 1, 2002. Interest shall accrue on the outstanding principal amount as specified in the Loan Agreement and shall be due and payable December 1, 2001.



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        4.  Representations  and Warranties.  In order to induce Lender to enter into this Agreement, the Borrower hereby acknowledges, represents, and warrants to Lender as follows:

           a. Financing. Lender is not required to extend the Borrower any more financing.

           b. Release and Waivers. Borrower, for itself and its heirs, personal representatives, successors and assigns, hereby jointly and severally, releases, discharges, and forever waives and relinquishes any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, and causes of action of whatsoever kind or nature whether known or unknown which they or it has, may have, or might have or may assert now or in the future against Lender directly or indirectly arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action or occurrence which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement. In connection with the general release set forth above, Borrower, for themselves and Borrower's affiliates, and each of them, hereby waive and relinquish all rights and benefits afforded under the provisions of Section 1542 of the California Civil Code, which provides as follows:

           "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

           c. Litigation. There is no litigation, at law in equity, nor any proceeding before any Federal, state, or other governmental or administrative agency or any arbitration pending or, to the knowledge of the Borrower, threatening against the Borrower nor any other litigation or proceeding pending or, to the knowledge of the Borrower, threatened affecting any collateral in favor of the Lender.

           d. Enforceability. The Loan Agreement and all amendments thereto constitute the legal, valid and binding obligation of the Borrower.

           e. No Offset. Borrower has no defense, affirmative defenses, setoffs, orcounterclaims which may or could have occurred or existed regarding the amounts due pursuant to the Loan Agreement or its amendments.

        5. Force and Effect of Loan Agreement. Except as amended or modified by this Agreement, the Loan Agreement, and it amendments, remain in full force and effect.

        6.  Integrated  Agreement.  This  Agreement,   together  with  the  Loan
Agreement, and any other agreements, documents, obligations and transactions contemplated by this Agreement

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or the Loan Agreement constitute the entire agreement and understanding  between the parties and supersede all other prior written and contemporaneous agreements and may not be altered or amended except by written agreement signed by the parties.

        IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement, as indicated above.


                                            BORROWER

                                            CAN CAL RESOURCES LIMITED

                                            By:      /s/    Ronald D. Sloan
                                                 ------------------------------


                                            LENDER

                                            OWEN SEQUOIA, IN.C

                                            By:     /s/    John Edwards
                                                --------------------------------






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